                                                                    Exhibit 99.1


(LETTERHEAD)

By Facsimile and First Class Mail

May 17, 2005

Mr. Robert De Vaere
Vice President, Finance and
Administration and Chief
Financial Officer
Epimmune Inc
5820 Nancy Ridge Drive
San Diego, California 92121

Re: Epimmune Inc. (the "Company")

Dear Mr. De Vaere:

Based on the Form 10-Q for the period ended March 31,2005, Staff determined that the Company's stockholders' equity was $8,766,000. Accordingly, the Company does not comply with the minimum $10,000,000 stockholders' equity requirement for continued listing on The Nasdaq National Market set forth in Marketplace Rule 4450(a)(3).

Given the Company's failure to satisfy the minimum stockholders' equity standard, Staff is reviewing the Company's eligibility for continued listing on The Nasdaq National Market.(1) To facilitate this review, please provide, on or before June 1, 2005, the Company's specific plan to achieve and sustain compliance with all Nasdaq National Market listing requirements, including the minimum stockholders' equity standard. Please also indicate the Company's time frame to complete its plan. The Company is encouraged to provide any relevant documentation, including but not limited to financial projections, agreements, offering circulars, letters of intent and contracts. Staff will contact the Company after reviewing the plan and notify you if we have any questions or concerns regarding the plan. If, after the conclusion of our review process, Staff determines that the Company has not presented a definitive plan to achieve compliance in the short term and sustain compliance in the long term, we will provide written notification that its securities will be delisted, which will set forth the reasons for our determination. At that time, the Company may appeal Staff's decision to a Nasdaq Listing Qualifications Panel.

The Company also may want to consider applying to list its securities on The Nasdaq SmallCap Market if it satisfies the requirements for continued listing on that market. These requirements are outlined on the attached chart. If the Company decides to apply to transfer its listing to The Nasdaq SmallCap Market, the application and applicable listing fees are due by June 1, 2005.

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(1)  The Company also does not meet the continued listing requirements under
     Maintenance Standard 2. See attached chart.

Mr. Robert De Vaere
May 17, 2005
Page 2


Please note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification letter within four business days(2). Accordingly, the Company should consult with counsel regarding disclosure obligations surrounding this letter under the federal securities laws. In addition, Nasdaq posts a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance on our website at www.nasdaq.com. The Company will be included in this list commencing five business days from the date of this letter.

If you have any questions, please contact me at (301) 978-8048.

Sincerely,

/s/ Marilyn Bacot

Marilyn Bacot
Listing Analyst
Nasdaq Listing Qualifications


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(2)  See, SEC Release No 34-49424.

                           THE NASDAQ NATIONAL MARKET
                        CONTINUED INCLUSION REQUIREMENTS

This table identifies the minimum standards for continued inclusion on The Nasdaq National Market. Each incidence of non-compliance by the Company is denoted with an "X".

 COMPANY SYMBOL EPMN

                               Maintenance Standard                    Maintenance Standard
Standards                               1                                        2
Stockholders' Equity               $10 million              X                   N/A
-----------------------------------------------------------------------------------------------------
Market Value of Listed                 N/A                                  $50 million           X
Securities(3)                                                                    OR
                                                                           ($50 million
Total Assets                                                                    AND
                                                                            $50 million)
Total Revenue
-----------------------------------------------------------------------------------------------------
Publicly Held Shares(4)              750,000                                1.1 million
-----------------------------------------------------------------------------------------------------
Market Value of                     $5 million                              $15 million
Publicly Held Shares(5)
-----------------------------------------------------------------------------------------------------
Bid Price                               $1                  X                    $1                X
-----------------------------------------------------------------------------------------------------
Round Lot                              400                                      400
Shareholders(6)
-----------------------------------------------------------------------------------------------------
Market Makers(7)                        2                                        4
-----------------------------------------------------------------------------------------------------
Corporate Governance                   Yes                                      Yes
-----------------------------------------------------------------------------------------------------

-----------

(3) Listed securities means securities quoted on Nasdaq or listed on a national securities exchange.

(4) For purposes of this requirement, publicly held shares means total shares outstanding less any shares held by officers, directors, or beneficial owners of 10 percent or more.

(5) Market Value means the closing bid price multiplied by the measure to be valued (e.g., an issuer's market value of public float is equal to the closing bid price multiplied by an issuer's public float).

(6)  Round lot holders are holders of 100 shares or more.

(7) An Electronic Communication Network ("ECN") IS not considered an active market maker.

                           THE NASDAQ SMALLCAP MARKET
                        CRITERIA FOR CONTINUED INCLUSION

          Stockholders' Equity                       $ 2,500,000
                                                          or
          Net Income (most recently completed        $   500,000
          fiscal year or 2 of the last 3 years)           or
                                                     $35,000,000
          Market Value of Listed Securities
         --------------------------------------------------------

          Publicly Held Shares                           500,000
         --------------------------------------------------------

          Market Value of Publicly Held Shares       $ 1,000,000
         --------------------------------------------------------

          Bid Price                                       $1
         --------------------------------------------------------

          Market makers                                    2
         --------------------------------------------------------

          Round Lot Shareholders                          300
         --------------------------------------------------------

          Corporate Governance                            Yes
         --------------------------------------------------------